[Letterhead of Womble Carlyle Sandridge & Rice, PLLC]


April 4, 2002

RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for RF Micro Devices, Inc., a North Carolina corporation (the "Company"), in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"); (ii) shares of common stock, no par value, of the Company, including attached preferred stock purchase rights ("Common Stock"); (iii) shares of preferred stock, no par value, of the Company in one or more series ("Preferred Stock"); (iv) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"); (v) warrants representing rights to purchase Debt Securities, Common Stock or Preferred Stock ("Warrants"); and (vi) subscription rights ("Subscription Rights") to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Warrants. The term "Securities" shall collectively refer to the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Subscription Rights offered by the Company. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company's registration statement on Form S-3, as it may be amended from time to time (the "Registration Statement"), to which this opinion is an exhibit. The aggregate initial offering price of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Subscription Rights offered by the Company under the Registration Statement will not exceed $500,000,000.

     We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) the form of Senior Indenture to be entered into between the Company and a trustee (the "Senior Debt Indenture") relating to senior debt securities of the Company; (iii) the form of Subordinated Indenture to be entered into between the Company and a trustee (the "Subordinated Debt Indenture" and collectively with the Senior Debt Indenture, the "Indentures") relating to subordinated debt securities of the Company; and (iv) such other certificates, instruments and documents as we have considered appropriate for purposes of the opinions hereafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

     In connection  with such review,  we have assumed with your permission that
(i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective; (ii) a prospectus supplement will have been prepared and filed with the

Securities and Exchange  Commission  describing any Securities  offered thereby;
(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) each Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) each person signing each Indenture will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (ix) the genuineness of all signatures; (x) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (xi) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

     This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing) and the laws of the United States of America that are, in our experience, normally applicable to the transactions of the type provided for in the Agreement, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

          (i) When (a) the terms of any Debt Securities and of their issuance and sale have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (b) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, and any shares of Common Stock and Preferred Stock issued upon conversion of any such Debt Securities in accordance with the terms of the applicable Indenture and the action taken by the board of directors of the Company approving the issuance and sale of such shares of Common Stock and Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

          (ii) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock (and Depositary

     Shares, if applicable), and (b) such shares have been issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, all such shares (including any shares of Common Stock issued upon exercise of any Warrants for Common Stock, upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock or upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, and including any shares of Preferred Stock or Depositary Shares issued upon exercise of any Warrants for Preferred Stock or Depositary Shares or upon conversion of any Debt Securities that are convertible or exchangeable for Preferred Stock or Depositary Shares) will be duly authorized, validly issued, fully paid and nonassessable.

          (iii)  When  (a) the  board of  directors  of the  Company  (or a duly authorized committee thereof) has taken all necessary corporate action to approve a warrant agreement relating to the Warrants (the "Warrant Agreement"), (b) the Warrant Agreement has been duly executed and delivered, (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold for valid consideration in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

          (iv) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of Subscription Rights, (b) the terms of the Subscription Rights and of their issuance have been duly established so as not to violate any applicable law or result in a default under or beach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (c) the Subscription Rights have been duly issued and sold in the form and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     Our opinions expressed herein are subject to the following:

          (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes without limitation the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

          (b) The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than the Company; (viii) the effect of Section 1-102(3) of the Uniform Commercial Code; and (ix) unconscionability.

     This opinion is delivered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                     Sincerely,

                                     /s/ WOMBLE CARLYLE SANDRIDGE & RICE
                                     A Professional Limited Liability Company